Exhibit (c)(4)

NOTE: A request for confidential treatment has been made with respect to portions of the following document that are marked ***. The redacted portions have been submitted separately with the Securities and Exchange Commission.

Project Pelican Discussion Materials March 27, 2017

Potential Interest - Feedback

Company	Banker	Date Contacted	NDA	Status	Status / Notes
***	Houser	8/10/16 10/24/16	Executed	Preliminary Bid	Interested in 11 assets (2 senior housing and 9 MOBs)
***	Houser	12/6/16	Sent	Preliminary Bid	Interested in all 19 assets, citing an interest in the portfolio at a range of $105mm-$110mm, all cash; have not really dug in at this time
***	Dupuy	3/6/17	Executed	LOI	Initially interested in 17 MOB assets for cash, with the understanding that a second party would buy the SH assets, effectively creating a combined offer for the entire portfolio. Now interested in whole portfolio, at an aggregate gross bid of $114.036mm comprised of stock only
***	Houser	5/17/16 10/24/16	Executed	TBD	Interested in 3 assets (2 senior housing and 1 MOBs). Would be willing to split MOB & SH. Unwilling to provide pricing guidance at this time due to capital raising challenges
HTI	Houser	3/3/17	Executed	LOI	Interested in entire portfolio. Increased its initial bid from 98.5mm to an aggregate bid of $111.0mm
***	Bencina	1/12/17	Executed	LOI	Interested in 5 single-tenant MOB assets for an aggregated bid of $19.295mm
***	Dupuy	5/20/16 10/25/16	Executed	LOI	Interested in 2 senior housing assets. Firmed up initial indication of interest to a final aggregate bid of $13.0mm. Bid has contingencies that cost ~ $650K to HTIII
***	Bencina	1/12/17 1/31/17	Sent	Pass	Could not agree upon certain clauses in the NDA. Length of remaining lease terms on the single-tenant MOBs not attractive enough for them to make an exception on the NDA
***	Bencina	1/12/17	Sent	Pass	No response; likely a pass. Interest would have been in the single-tenant MOBs
***	Houser	8/10/16 10/25/16 11/3/16	Executed	Pass	After initial indications of interest in a strategic wholeco deal, their interest faded. They officially passed on 2/7/17

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SunTrust Robinson Humphrey

HCIII – Portfolio Acquisition Summary

Property Name	City	State	Acquisition Date	Acquisition Price	Acquisition Cap Rate
Assisted Living					
Cedarhurst (RIDEA)	Collinsville	IL	8/21/15	$11,600,000	7.14%
Arcadian Cove (Net Lease)	Richmond	KY	8/25/15	4,775,000	7.33%
2 Properties				$16,375,000	7.21%
Medical Office					
DaVita Bay Breeze Dialysis Center	Largo	FL	3/6/15	1,650,000	6.82%
RAI Care Center	Clearwater	FL	4/20/15	4,750,000	7.11%
DaVita Dialysis	Hudson	FL	5/4/15	2,725,000	7.12%
Rockwall Medical Plaza	Rockwall	TX	6/11/15	6,639,000	6.13%
Decatur Medical Office Building	Decatur	GA	7/24/15	5,100,000	10.16%
MetroHealth Buckeye Health Center	Cleveland	OH	8/3/15	5,550,000	7.59%
Philip Professional Center	Lawrenceville	GA	8/14/15	9,000,000	6.50%
Galesburg VA Outpatient Clinic	Galesburg	IL	8/25/15	2,630,000	7.16%
Illinois CancerCare Clinic	Galesburg	IL	8/25/15	3,400,000	7.16%
Woodlake Office Center	Woodbury	MN	9/11/15	14,400,000	7.01%
Greenfield Medical Plaza	Gilbert	AZ	10/8/15	7,000,000	7.05%
Lee Mem. Health Sys. Outpatient Ctr	Fort Myers	FL	10/22/15	5,275,000	7.16%
Beaumont Medical Center	Warren	MI	12/4/15	13,650,000	8.08%
Madison Medical Plaza	Joliet	IL	12/4/15	19,500,000	6.27%
UnityPoint Clinic - Muscatine	Muscatine	IA	12/31/15	5,592,041	7.37%
UnityPoint Clinic - Moline	Moline	IL	12/31/15	3,578,786	7.36%
17 Properties				$110,439,827	7.16%
19 Total Properties				$126,814,827	7.17%

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SunTrust Robinson Humphrey

Potential Interest - Side-by-Side Comparison

Three bids for separate sub-portfolios have been received, leaving no remaining assets. Additionally, three whole-portfolio bids have been received

Property Name	City	State	Acquisition Date	***	***	***	HTI	***	***
Assisted Living									
Cedarhurst (RIDEA)	Collinsville	IL	8/21/15		X	X	X		X
Arcadian Cove (Net Lease)	Richmond	KY	8/25/15		X	X	X		X
2 Properties									
Medical Office: Single-Tenant									
DaVita Bay Breeze Dialysis Center	Largo	FL	3/6/15		X	X	X	X	
Decatur Medical Office Building	Decatur	GA	7/24/15		X	X	X	X	
MetroHealth Buckeye Health Center	Cleveland	OH	8/3/15	X	X	X	X		
Galesburg VA Outpatient Clinic	Galesburg	IL	8/25/15	X	X	X	X		
Illinois CancerCare Clinic	Galesburg	IL	8/25/15	X	X	X	X		
Woodlake Office Center	Woodbury	MN	9/11/15	X	X	X	X		
Lee Mem. Health Sys. Outpatient Ctr	Fort Myers	FL	10/22/15		X	X	X	X	
UnityPoint Clinic - Muscatine	Muscatine	IA	12/31/15		X	X	X	X	
UnityPoint Clinic - Moline	Moline	IL	12/31/15		X	X	X	X	
9 Properties									
Medical Office: Multi-Tenant									
RAI Care Center	Clearwater	FL	4/20/15		X	X	X		
DaVita Dialysis	Hudson	FL	5/4/15		X	X	X		
Rockwall Medical Plaza	Rockwall	TX	6/11/15	X	X	X	X		
Philip Professional Center	Lawrenceville	GA	8/14/15		X	X	X		
Greenfield Medical Plaza	Gilbert	AZ	10/8/15	X	X	X	X		
Beaumont Medical Center	Warren	MI	12/4/15	X	X	X	X		
Madison Medical Plaza	Joliet	IL	12/4/15	X	X	X	X		
8 Total Properties									
17 Properties									
19 Total Properties									

3

SunTrust Robinson Humphrey

HTI (Final Bid) - Implied NAV

			Purchase	Implied Cap Rate		
Property	2016E NOI	2017E NOI	Cap Rate	2016E NOI	2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	8.46%	8.45%	$1,383,960
Decatur MOB	525,793	478,875	10.16%	8.46%	8.45%	5,669,482
MetroHealth Buckeye	421,051	421,238	7.59%	8.46%	8.45%	4,987,108
Woodlake Office Center	1,015,504	1,035,814	7.01%	8.46%	8.45%	12,263,178
Lee Memorial	374,662	384,031	7.16%	8.46%	8.45%	4,546,608
UnityPoint Muscatine	391,442	391,441	7.37%	8.46%	8.45%	4,634,335
Unity Point Moline	250,344	250,343	7.36%	8.46%	8.45%	2,963,854
Galesburg Portfolio	433,367	438,618	7.16%	8.46%	8.45%	5,192,873
RAI Care Center	348,270	352,117	7.11%	8.46%	8.45%	4,168,773
DaVita Dialysis	198,030	201,990	7.12%	8.46%	8.45%	2,391,394
Rockwall Medical Plaza	458,713	468,605	6.13%	8.46%	8.45%	5,547,894
Philips Professional Center	629,528	638,482	6.50%	8.46%	8.45%	7,559,097
Greenfield Medical Center	525,580	530,735	7.05%	8.46%	8.45%	6,283,462
Beaumont Medical Center	1,154,214	1,134,309	8.08%	8.46%	8.45%	13,429,277
Madison Medical Center	1,305,473	1,238,502	6.27%	8.46%	8.45%	14,662,836
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	8.46%	8.45%	11,068,567
Arcadian Cove (NNN)	350,000	358,750	7.33%	8.46%	8.45%	4,247,302
	$9,395,266	$9,375,657				

Portfolio GAV	$111,000,000
Plus: Total Assets	17,659,000
Less: Total Liabilities	7,748,000
Net Asset Value	**$120,911,000**
Common Shares Outstanding	6,971,963
Net Asset Value per Share	**$17.34**

Note: The HTI (Final Bid) includes the entire portfolio

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SunTrust Robinson Humphrey

*** (Final Bid) - Implied NAV

Property	2016E NOI	2017E NOI	Purchase Cap Rate	Implied Cap Rate 2016E NOI	Implied Cap Rate 2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	8.24%	8.22%	$1,421,817
Decatur MOB	525,793	478,875	10.16%	8.24%	8.22%	5,824,563
MetroHealth Buckeye	421,051	421,238	7.59%	8.24%	8.22%	5,123,524
Woodlake Office Center	1,015,504	1,035,814	7.01%	8.24%	8.22%	12,598,620
Lee Memorial	374,662	384,031	7.16%	8.24%	8.22%	4,670,974
UnityPoint Muscatine	391,442	391,441	7.37%	8.24%	8.22%	4,761,100
Unity Point Moline	250,344	250,343	7.36%	8.24%	8.22%	3,044,926
Galesburg Portfolio	433,367	438,618	7.16%	8.24%	8.22%	5,334,917
RAI Care Center	348,270	352,117	7.11%	8.24%	8.22%	4,282,804
DaVita Dialysis	198,030	201,990	7.12%	8.24%	8.22%	2,456,807
Rockwall Medical Plaza	458,713	468,605	6.13%	8.24%	8.22%	5,699,649
Philips Professional Center	629,528	638,482	6.50%	8.24%	8.22%	7,765,865
Greenfield Medical Center	525,580	530,735	7.05%	8.24%	8.22%	6,455,337
Beaumont Medical Center	1,154,214	1,134,309	8.08%	8.24%	8.22%	13,796,616
Madison Medical Center	1,305,473	1,238,502	6.27%	8.24%	8.22%	15,063,917
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	8.24%	8.22%	11,371,332
Arcadian Cove (NNN)	350,000	358,750	7.33%	8.24%	8.22%	4,363,481
	$9,395,266	$9,375,657				

Portfolio GAV	$114,036,250
Plus: Total Assets	17,659,000
Less: Total Liabilities	7,748,000
Net Asset Value	**$123,947,250**
Common Shares Outstanding	6,971,963
Net Asset Value per Share	**$17.78**

*Note: The *** (Final Bid) includes the entire portfolio*

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SunTrust Robinson Humphrey

 Bid Comparison (HTI vs *** vs ***/*** vs Combination Bid) Implied NAV Gross Asset Value (GAV) Property HTI ***(1) ***(2)+ *** *** + Portfolio GAV $111,000,000 $114,036,250 $110,049,632 $92,495,000 Plus: Total Assets 17,659,000 17,659,000 17,659,000 17,659,000 Less: Total Liabilities 7,748,000 7,748,000 7,748,000 7,748,000 Net Asset Value $120,911,000 $123,947,250 $119,960,632 $102,406,000 Common Shares Outstanding 6,971,963 6,971,963 6,971,963 6,971,963 Net Asset Value per Share $17.34 $17.78 $17.21 $14.69 Potential Brokered Assets Value $14,003,750 Potential Broker Fee 280,075 Adjusted GAV $111,000,000 $114,036,250 $110,049,632 $106,218,675 Adjusted NAV $120,911,000 $123,947,250 $119,960,632 $116,129,675 Adjusted NAV Per Share $17.34 $17.78 $17.21 $16.66 Note: Potential Brokered Assets assume a value of 15% discount to cost, based on other bids. Potential Broker Fee assumes a 2.00% fee charged on the sale of the three remaining assets (1) Reflects ***'s Final Bid of $114,036,250 in stock for all 19 assets (2) Reflects ***'s Initial Bid of $97,049,632 in cash for the 17 MOB assets 6

LOI Comparison Bidder HTI *** Properties Asset deal/19 Asset deal/19 Property Type ALL ALL Bid Amount $111,000,000 $114,036,250 Consideration Type Cash Stock Exclusivity (days) 30 Not Required Exclusivity Extension(1) (days) 15 Not Required Due Diligence Period (days) “customary” 60 Assurance of Closing Commission customary professional reports and Commission customary professional reports and studies at Purchaser’s expense studies at Purchaser’s expense Closing (days) “customary” 15 Assumption of Loan Yes Yes Contingencies/Corporate Approvals Board of Directors Investment Committee (prior to end of DD period) Date when LOI becomes Null & Void March 24, 2017 March 31, 2017 (1) In the event that execution of definitive transactions documents has not occurred prior to the expiration of the Exclusivity period; automatic extension 7

Bid Analysis - HTI

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	HTI	2016E NOI	2017E NOI
Assisted Living							
Cedarhurst (RIDEA)	$11,600,000	7.14%	898,691	934,911	X	898,691	934,911
Arcadian Cove (Net Lease)	$4,775,000	7.33%	350,000	358,750	X	350,000	358,750
2 Properties	$16,375,000	7.21%	$1,248,691	$1,293,661		$1,248,691	$1,293,661
Medical Office: Single-Tenant							
DaVita Bay Breeze Dialysis Center	1,650,000	6.82%	114,605	116,897	X	114,605	116,897
Decatur Medical Office Building	5,100,000	10.16%	525,793	478,875	X	525,793	478,875
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
Lee Mem. Health Sys. Outpatient Ctr	5,275,000	7.16%	374,662	384,031	X	374,662	384,031
UnityPoint Clinic - Muscatine	5,592,041	7.37%	391,441	391,441	X	391,441	391,441
UnityPoint Clinic - Moline	3,578,786	7.36%	250,344	250,343	X	250,344	250,343
9 Properties	$47,175,827	7.93%	$3,526,766	$3,517,257		$3,526,766	$3,517,257
Medical Office: Multi-Tenant							
RAI Care Center	4,750,000	7.11%	348,270	352,117	X	348,270	352,117
DaVita Dialysis	2,725,000	7.12%	198,030	201,990	X	198,030	201,990
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Philip Professional Center	9,000,000	6.50%	629,528	638,482	X	629,528	638,482
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
8 Properties	$63,264,000	6.81%	$4,619,808	$4,564,740		$4,619,808	$4,564,740
17 Properties	$110,439,827	7.30%	$8,146,574	$8,081,997		$8,146,574	$8,081,997
19 Total Properties	$126,814,827	6.08%	$9,395,265	$9,375,657		$9,395,265	$9,375,657
	$126,814,827		$9,395,265	$9,375,657	$111,000,000	$9,395,265	$9,375,657
	Implied Cap		7.41%	7.39%		8.46%	8.45%
Comparison of Bid to HCIII Acquistion					($15,814,827)	2.39%	2.37%

8

SunTrust Robinson Humphrey

Bid Analysis – *** (***)

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	***	2016E NOI	2017E NOI
Assisted Living							
Cedarhurst (RIDEA)	$11,600,000	7.14%	898,691	934,911	X	898,691	934,911
Arcadian Cove (Net Lease)	$4,775,000	7.33%	350,000	358,750	X	350,000	358,750
2 Properties	$16,375,000	7.21%	$1,248,691	$1,293,661		$1,248,691	$1,293,661
Medical Office: Single-Tenant							
DaVita Bay Breeze Dialysis Center	1,650,000	6.82%	114,605	116,897	X	114,605	116,897
Decatur Medical Office Building	5,100,000	10.16%	525,793	478,875	X	525,793	478,875
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
Lee Mem. Health Sys. Outpatient Ctr	5,275,000	7.16%	374,662	384,031	X	374,662	384,031
UnityPoint Clinic - Muscatine	5,592,041	7.37%	391,441	391,441	X	391,441	391,441
UnityPoint Clinic - Moline	3,578,786	7.36%	250,344	250,343	X	250,344	250,343
9 Properties	$47,175,827	7.93%	$3,526,766	$3,517,257		$3,526,766	$3,517,257
Medical Office: Multi-Tenant							
RAI Care Center	4,750,000	7.11%	348,270	352,117	X	348,270	352,117
DaVita Dialysis	2,725,000	7.12%	198,030	201,990	X	198,030	201,990
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Philip Professional Center	9,000,000	6.50%	629,528	638,482	X	629,528	638,482
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
8 Properties	$63,264,000	6.81%	$4,619,808	$4,564,740		$4,619,808	$4,564,740
17 Properties	$110,439,827	7.30%	$8,146,574	$8,081,997		$8,146,574	$8,081,997
19 Total Properties	$126,814,827	6.08%	$9,395,265	$9,375,657		$9,395,265	$9,375,657
	$126,814,827		$9,395,265	$9,375,657	$114,036,250	$9,395,265	$9,375,657
	Implied Cap		7.41%	7.39%		8.24%	8.22%
Comparison of Bid to HCIII Acquistion					($12,778,577)	2.16%	2.15%

9

SunTrust Robinson Humphrey

Summary Conclusions Initial Core Process and December 2016/January 2017 Effort Discovered market value of the portfolio via multiple bids Feedback on our portfolio has been fairly consistent throughout the processes Covers difference types of buyers Spans approximately nine months of marketing ***’s reluctance to bid is fairly telling We do not expect this sentiment to change Certain asset-specific statistics will only get worse for us Buyers will continue to be disciplined Unfortunately, two of who we considered our most likely buyers have challenges with their fund raising This is an independent issue, but the portfolio feedback feeds into this challenge The macro environment will likely not get any more constructive for us Recent new supply has hit the market, making it increasingly challenging to keep the focus of potential bidders

Appendix

Bid Analysis – *** Property Name Acquisition Price Acquisition Cap Rate 2016E NOI 2017E NOI *** 2016E NOI 2017E NOI Assisted Living Cedarhurst (RIDEA) Arcadian Cove (Net Lease) $11,600,000 $4,775,000 7.14% 7.33% 898,691 350,000 934,911 358,750 X X 898,691 350,000 934,911 358,750 $16,375,000 7.21% $1,248,691 $1,293,661 $1,248,691 $1,293,661 Medical Office: Single-Tenant 0 Properties $0 0.00% $0 $0 $0 $0 Medical Office: Multi-Tenant 0 Properties $0 0.00% $0 $0 $0 $0 2 Properties $0 0.00% $0 $0 $0 $0 2 Total Properties $16,375,000 3.61% $1,248,691 $1,293,661 $1,248,691 $1,293,661 $16,375,000 $1,248,691 $1,293,661 $13,000,000 $1,248,691 $1,293,661 Implied Cap 7.63% 7.90% 9.61% 9.95% i Comparison of Bid to HCIII Acquistion ($3,375,000) 6.00% 6.35% ^

Combined Bids (*** + *** + ***) - Implied NAV

Property	2016E NOI	2017E NOI	Purchase Cap Rate	Implied Cap Rate 2016E NOI	Implied Cap Rate 2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	8.86%	9.04%	$1,293,000
Decatur MOB	525,793	478,875	10.16%	8.06%	7.34%	6,524,000
MetroHealth Buckeye	421,051	421,238	7.59%	8.83%	8.75%	4,813,855
Woodlake Office Center	1,015,504	1,035,814	7.01%	8.83%	8.75%	11,837,153
Lee Memorial	374,662	384,031	7.16%	9.24%	9.47%	4,056,000
UnityPoint Muscatine	391,442	391,441	7.37%	9.10%	8.65%	4,527,000
Unity Point Moline	250,344	250,343	7.36%	9.10%	8.65%	2,895,000
Galesburg Portfolio	433,367	438,618	7.16%	8.83%	8.75%	5,012,472
Rockwall Medical Plaza	458,713	468,605	6.13%	8.83%	8.75%	5,355,159
Greenfield Medical Center	525,580	530,735	7.05%	8.83%	8.75%	6,065,173
Beaumont Medical Center	1,154,214	1,134,309	8.08%	8.83%	8.75%	12,962,741
Madison Medical Center	1,305,473	1,238,502	6.27%	8.83%	8.75%	14,153,446
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	9.61%	9.95%	9,394,920
Arcadian Cove (NNN)	350,000	358,750	7.33%	9.61%	9.95%	3,605,080
	$8,219,438	$8,183,068				

Portfolio GAV	$92,495,000
Plus: Total Assets	17,659,000
Less: Total Liabilities	7,748,000
Net Asset Value (Excluding 3 Remainder Assets)	**$102,406,000**
Common Shares Outstanding	6,971,963
Net Asset Value per Share	**$14.69**

*Note: The "Combined Bids" scenario leaves 3 assets, with a cost basis of $16.475MM, unaddressed. For 2016E NOI, 8.83% implied cap rate used for *** assets; 9.10% implied cap rate used for *** Assets; 9.61% cap rate used for *** assets. For 2017E NOI, 8.75% implied cap rate used for *** assets; 8.65% implied cap rate used for *** Assets; 9.95% cap rate used for *** assets.*

13

SunTrust Robinson Humphrey

*** (Preliminary Bid) - Implied NAV

			Purchase	Implied Cap Rate		
Property	2016E NOI	2017E NOI	Cap Rate	2016E NOI	2017E NOI	GAV
DaVita Bay Breeze	$114,605	$116,897	6.82%	8.54%	8.52%	$1,371,492
Decatur MOB	525,793	478,875	10.16%	8.54%	8.52%	5,618,406
MetroHealth Buckeye	421,051	421,238	7.59%	8.54%	8.52%	4,942,179
Woodlake Office Center	1,015,504	1,035,814	7.01%	8.54%	8.52%	12,152,699
Lee Memorial	374,662	384,031	7.16%	8.54%	8.52%	4,505,648
UnityPoint Muscatine	391,442	391,441	7.37%	8.54%	8.52%	4,592,584
Unity Point Moline	250,344	250,343	7.36%	8.54%	8.52%	2,937,153
Galesburg Portfolio	433,367	438,618	7.16%	8.54%	8.52%	5,146,090
RAI Care Center	348,270	352,117	7.11%	8.54%	8.52%	4,131,216
DaVita Dialysis	198,030	201,990	7.12%	8.54%	8.52%	2,369,850
Rockwall Medical Plaza	458,713	468,605	6.13%	8.54%	8.52%	5,497,913
Philips Professional Center	629,528	638,482	6.50%	8.54%	8.52%	7,490,997
Greenfield Medical Center	525,580	530,735	7.05%	8.54%	8.52%	6,226,854
Beaumont Medical Center	1,154,214	1,134,309	8.08%	8.54%	8.52%	13,308,292
Madison Medical Center	1,305,473	1,238,502	6.27%	8.54%	8.52%	14,530,738
Cedarhurst of Collinsville (RIDEA)	898,691	934,911	7.14%	8.54%	8.52%	10,968,850
Arcadian Cove (NNN)	350,000	358,750	7.33%	8.54%	8.52%	4,209,038
	$9,395,266	$9,375,657				

Portfolio GAV	$110,000,000
Plus: Total Assets	17,659,000
Less: Total Liabilities	7,748,000
Net Asset Value	**$119,911,000**
Common Shares Outstanding	6,971,963
Net Asset Value per Share	**$17.20**

*Note: The *** (Preliminary Bid) covers the entire portfolio*

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SunTrust Robinson Humphrey

Bid Analysis - ***

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	***	2016E NOI	2017E NOI
Assisted Living							
0 Properties	$0	0.00%	$0	$0		$0	$0
Medical Office: Single-Tenant							
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
4 Properties	$25,980,000	7.22%	$1,869,922	$1,895,670		$1,869,922	$1,895,670
Medical Office: Multi-Tenant							
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
4 Properties	$46,789,000	6.82%	$3,443,980	$3,372,151		$3,443,980	$3,372,151
8 Properties	$72,769,000	6.96%	$5,313,902	$5,267,821		$5,313,902	$5,267,821
8 Total Properties	$72,769,000	6.96%	$5,313,902	$5,267,821		$5,313,902	$5,267,821
	$72,769,000		$5,313,902	$5,267,821	$60,200,000	$5,313,902	$5,267,821
	Implied Cap		7.30%	7.24%		8.83%	8.75%
Comparison of Bid to HCIII Acquistion					($12,569,000)	1.87%	1.79%

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SunTrust Robinson Humphrey

Bid Analysis – *** Property Name Acquisition Price Acquisition Cap Rate 2016E NOI 2017E NOI *** 2016E NOI 2017E NOI Assisted Living 0 Properties $0 0.00% $0 $0 $0 $0 Medical Office: Single-Tenant DaVita Bay Breeze Dialysis Center Decatur Medical Office Building 1.650.000 5.100.000 6.82% 10.16% 114,605 525,793 116,897 478,875 X X 114,605 525,793 116,897 478,875 Lee Mem. Health Sys. Outpatient Ctr UnityPoint Clinic - Muscatine UnityPoint Clinic - Moline 5,275,000 5,592,041 3,578,786 7.16% 7.37% 7.36% 374,662 412,044 263,520 384,031 391,441 250,343 X X X 374,662 412,044 263,520 384,031 391,441 250,343 5 Properties $21,195,827 8.63% $1,690,624 $1,621,587 $1,690,624 $1,621,587 Medical Office: Multi-Tenant 0 Properties $0 0.00% $0 $0 $0 $0 5 Properties $21,195,827 8.63% $1,690,624 $1,621,587 $1,690,624 $1,621,587 5 Total Properties $21,195,827 8.63% $1,690,624 $1,621,587 $1,690,624 $1,621,587 $21,195,827 $1,690,624 $1,621,587 $19,295,000 $1,690,624 $1,621,587 Implied Cap 7.98% 7.65% 8.76% 8.40% Comparison of Bid to HCIII Acquistion ($1,900,827) 0.14% -0.22% 16

Potential Remaining Portfolio (in the *** + *** + *** Scenario) Property Name Acquisition Price Acquisition Cap Rate 2016E NOI 2017E NOI REMAINDER 2016E NOI 2017E NOI Assisted Living 0 Properties $0 0.00% $0 $0 $0 $0 Medical Office: Single-Tenant 0 Properties $0 0.00% $0 $0 $0 $0 Medical Office: Multi-Tenant RAI Care Center DaVita Dialysis 4.750.000 2.725.000 7.11% 7.12% 348,270 198,030 352,117 201,990 X X 348,270 198,030 352,117 201,990 Philip Professional Center 9,000,000 6.50% 629,528 638,482 X 629,528 638,482 3 Properties $16,475,000 6.77% $1,175,828 $1,192,589 $1,175,828 $1,192,589 11 Properties $16,475,000 6.77% $1,175,828 $1,192,589 $1,175,828 $1,192,589 1 1 Total Properties $16,475,000 6.77% $1,175,828 $1,192,589 $1,175,828 $1,192,589 $16,475,000 $1,175,828 $1,192,589 $14,003,750 $1,175,828 $1,192,589 Implied Cap 7.14% 7.24% 8.40% 8.52% Comparison of Bid to HCIII Acquistion ($2,471,250) 1.63% 1.75% ^ Note: Value of remaining assets is based on average discount to cost (~15%) based on bids 17

Bid Analysis – ***

Property Name	Acquisition Price	Acquisition Cap Rate	2016E NOI	2017E NOI	***	2016E NOI	2017E NOI
Assisted Living							
Cedarhurst (RIDEA)	$11,600,000	7.14%	898,691	934,911	X	898,691	934,911
Arcadian Cove (Net Lease)	$4,775,000	7.33%	350,000	358,750	X	350,000	358,750
2 Properties	$16,375,000	7.21%	$1,248,691	$1,293,661		$1,248,691	$1,293,661
Medical Office: Single-Tenant							
DaVita Bay Breeze Dialysis Center	1,650,000	6.82%	114,605	116,897	X	114,605	116,897
Decatur Medical Office Building	5,100,000	10.16%	525,793	478,875	X	525,793	478,875
MetroHealth Buckeye Health Center	5,550,000	7.59%	421,051	421,238	X	421,051	421,238
Galesburg VA Outpatient Clinic	2,630,000	7.16%	184,167	184,434	X	184,167	184,434
Illinois CancerCare Clinic	3,400,000	7.16%	249,200	254,184	X	249,200	254,184
Woodlake Office Center	14,400,000	7.01%	1,015,504	1,035,814	X	1,015,504	1,035,814
Lee Mem. Health Sys. Outpatient Ctr	5,275,000	7.16%	374,662	384,031	X	374,662	384,031
UnityPoint Clinic - Muscatine	5,592,041	7.37%	391,441	391,441	X	391,441	391,441
UnityPoint Clinic - Moline	3,578,786	7.36%	250,344	250,343	X	250,344	250,343
9 Properties	$47,175,827	7.93%	$3,526,766	$3,517,257		$3,526,766	$3,517,257
Medical Office: Multi-Tenant							
RAI Care Center	4,750,000	7.11%	348,270	352,117	X	348,270	352,117
DaVita Dialysis	2,725,000	7.12%	198,030	201,990	X	198,030	201,990
Rockwall Medical Plaza	6,639,000	6.13%	458,713	468,605	X	458,713	468,605
Philip Professional Center	9,000,000	6.50%	629,528	638,482	X	629,528	638,482
Greenfield Medical Plaza	7,000,000	7.05%	525,580	530,735	X	525,580	530,735
Beaumont Medical Center	13,650,000	8.08%	1,154,214	1,134,309	X	1,154,214	1,134,309
Madison Medical Plaza	19,500,000	6.27%	1,305,473	1,238,502	X	1,305,473	1,238,502
8 Properties	$63,264,000	6.81%	$4,619,808	$4,564,740		$4,619,808	$4,564,740
17 Properties	$110,439,827	7.30%	$8,146,574	$8,081,997		$8,146,574	$8,081,997
17 Total Properties	$126,814,827	6.08%	$9,395,265	$9,375,657		$9,395,265	$9,375,657
	$126,814,827		$9,395,265	$9,375,657	$110,000,000	$9,395,265	$9,375,657
	Implied Cap		7.41%	7.39%		8.54%	8.52%
Comparison of Bid to HCIII Acquistion					($16,814,827)	2.46%	2.45%

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SunTrust Robinson Humphrey

Indication of Interest Analysis – *** Property Name Acquisition Price Acquisition Cap Rate 2016E NOI 2017E NOI *** 2016E NOI 2017E NOI Assisted Living Cedarhurst (RIDEA) Arcadian Cove (Net Lease) $11,600,000 $4,775,000 7.14% 7.33% 898,691 350,000 934,911 358,750 X X 898,691 350,000 934,911 358,750 2 Properties $16,375,000 7.21% $1,248,691 $1,293,661 $1,248,691 $1,293,661 Medical Office: Single-Tenant 0 Properties $0 0.00% $0 $0 $0 $0 Medical Office: Multi-Tenant Madison Medical Plaza 19,500,000 6.27% 1,305,473 1,238,502 X 1,305,473 1,238,502 1 Properties $19,500,000 6.27% $1,305,473 $1,238,502 $1,305,473 $1,238,502 3 Properties $19,500,000 6.27% $1,305,473 $1,238,502 $1,305,473 $1,238,502 3 Total Properties $35,875,000 4.34% $2,554,164 $2,532,163 $2,554,164 $2,532,163 $35,875,000 $2,554,164 $2,532,163 N/A $2,554,164 $2,532,163 Implied Cap 7.12% 7.06% N/A N/A Comparison of Bid to HCIII Acquistion N/A N/A N/A ^ 19

Potential Remaining Portfolio Acquisition Acquisition Size (sf) Price Cap Rate MOB: Multi-Tenant City, State MSA / Nearest MSA RAI Care Center Clearwater, FL Clearwater/Tampa 14,936 $4,750,000 7.11% DaVita Dialysis Hudson, FL Clearwater/Tampa 8,984 2,725,000 7.12% Philip Professional Center Lawrenceville, GA Atlanta 31,483 9,000,000 6.50% Multi-Tenant Total 55,403 $16,475,000 6.77% All MOB 55,403 $16,475,000 6.77%

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